Exhibit 99.1

Collectors Universe Reports Metrics for Second Quarter and First Half of Fiscal Year 2007

          NEWPORT BEACH, Calif., Jan. 19 /PRNewswire-FirstCall/ -- Collectors Universe, Inc. (Nasdaq: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles and diamonds and colored gemstones, today reported its unit performance metrics for the second fiscal quarter of fiscal 2007.  The Company reports the number of units which it authenticates, grades and ships, on a quarterly basis, for coins, sports cards, autographs, stamps, currency, diamonds and colored gemstones, which comprise its principal authentication and grading markets.  The Company’s brands in those markets include: Professional Coin Grading Service (PCGS) for coins, Professional Sports Authenticator (PSA) for sports cards, PSA/DNA Authentication Services (PSA/DNA) for autographs, Professional Stamp Experts (PSE) for stamps, PCGS Currency for paper money, Gem Certification & Appraisal Lab (GCAL) for diamonds, and American Gemological Laboratories (AGL) for colored gemstones.

          Total Units

          The total units of high-value collectibles, diamonds and colored gemstones authenticated and graded declined by 3.5% to 655,200 units in the quarter ended December 31, 2006 from 679,000 units in the quarter ended December 31, 2005.  For the six month period ended December 31, 2006, total units authenticated and graded increased by 6.2 % to 1,519,700 units from 1,430,500 units in the first half of fiscal year 2006.

          PCGS Units

          Coins authenticated and graded by PCGS decreased by approximately 21% in the second quarter of fiscal year 2007 to 281,400 units, or 43% of the total units authenticated and graded by the Company, from 357,000 units in the same period in fiscal 2006.  Coins authenticated and graded increased by 1% to 762,700 units or 50% of the total units authenticated and graded, in the first half of fiscal year 2007 from 752,000 units in the six month period ended December 31, 2005.

          PSA Units

          Sportscards authenticated and graded grew by approximately 7% to 295,600 units in the quarter ended December 31, 2006, or 45% of the total units authenticated and graded, from 275,000 units in the same period in fiscal 2006.  For the first half of fiscal year 2007, sportscards authenticated and graded grew by 11% to 617,100 units, or 41% of the total units authenticated and graded, from 558,000 units in the six month period ended December 31, 2005.

          PSA/DNA Units

          Units authenticated by PSA/DNA increased by approximately 29% to 43,800 units, or 7% of the total units authenticated and graded, in the second quarter of fiscal year 2007 from 34,000 units in the same period in fiscal year 2006.  PSA/DNA units authenticated in the six month period ended December 31, 2006 declined by 12% to 78,000 units, or 5% of the total units authenticated and graded, from 89,000 units in the first half of fiscal year 2006.

          PSE Units

          Stamps authenticated and graded increased by approximately 157% to 18,000 units, or 3% of the total units authenticated and graded in the second quarter of fiscal year 2007, as compared to 7,000 units graded and authenticated in the same period of fiscal year 2006.  In the six month period ended December 31, 2006, stamps authenticated and graded increased 87% to 30,300 units, or 2% of the total units authenticated and graded, from 16,200 units in the first half of fiscal year 2006.

          PCGS Currency Units

          PCGS Currency units authenticated and graded increased by 44% to 7,200 units or 1.1% of the total units authenticated and graded in the second quarter of fiscal year 2007, as compared with 5,000 units graded and authenticated in the same period of fiscal year 2006.  In the first half of fiscal 2007, 16,300 currency units were authenticated and graded, representing approximately 1% of the total units authenticated and graded, an increase of 14% from the 14,300 units graded and authenticated in the six months ended December 31, 2005.

          GCAL Units

          GCAL authenticated and graded 9,000 units or 1.4% of the total units authenticated and graded in the second quarter of fiscal year 2007, compared with 1,000 units authenticated in the same period of the prior year.  For the six months ended December 31, 2006, GCAL authenticated and graded 15,000 units.  There are no comparative metrics available for the six months ended December 31, 2005, because the Company acquired GCAL on November 7, 2005.

          AGL Units

          The Company acquired AGL in August 2006.  For the three and six months ended December 31, 2006, AGL graded an authenticated 100 units and 200 units, respectively.

          Summary and Comment

          Chief Executive Officer of Collectors Universe, Michael Haynes commented: “The Collectibles Group continues to perform as expected, although the second quarter ended December 31 is the most challenging seasonal quarter during the fiscal year.  Comparatively, the PCGS coin units were down in the second quarter from the second quarter of the previous year, primarily due to fact that we did not renew contracts for a large number of modern coins that were certified at a very low price in the same quarter of the previous year. Separately, the PCGS coin show volume was higher in this year’s second quarter than in the second quarter of fiscal 2006.  The average selling price for coin show authentication and grading is higher than for other coin unit volume, because of the convenience and faster turnaround times provided by PCGS at such shows.  The autograph, stamp and currency divisions, although a relatively small part of the unit mix, continue to grow at a rapid pace, quarter to quarter, with PSA/DNA autograph units continuing to comprise approximately 5% of the total units certified.  The Jewelry Group, led by the GCAL Diamond Division, continued its solid growth not only in this year’s second quarter as compared to the same quarter last year, but also as compared to the first quarter of this year, as the investment in the marketing programs began to yield increased demand for our diamond services.”

          “Overall, the Collectibles Group continues to provide cash flow, although somewhat smaller in the December quarter, and we continue to invest in the Jewelry Group with marketing programs to drive volume and expand the brand recognition and acceptance in the markets.”

          Joe Wallace, Chief Financial Officer of Collectors Universe, stated, “While we believe that units graded is a useful measure of our performance, it is important to recognize that increases or decreases in the number of units graded may not correlate proportionately to increases or decreases in revenues.  It is also important to note that revenues are affected not only by the number, but also by the mix of units processed, the mix of services (in terms of ‘turn-around times’) requested by customers and by average service fees per unit, among coins, sports cards and stamps.  Generally, the prices for, and the revenues from, grading of collectible coins are higher than those for the grading of sports cards.  In addition, prices for grading of collectible coins and sports cards vary depending on the ‘turn-around’ time requested by our customers, with higher prices charged for faster turn-around times.”

          About Collectors Universe

          Collectors Universe, Inc. is a leading provider of value-added services to the high-value collectibles and diamond and colored gemstone markets.  The Company authenticates and grades collectible coins, sports cards, autographs, stamps currency, diamonds and colored gemstones.  The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia, collectible stamps and diamonds.  This information is accessible to collectors and dealers at the Company’s web site, www.collectors.com, and is also published in print.

          Forward Looking Information

          This news release contains statements regarding our expectations, beliefs or views about our future financial performance which are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”

          Due to a number of risks and uncertainties to which our business is subject, our actual financial performance in the future may differ, possibly significantly, from our expected financial performance as set forth in the forward looking statements contained in this news release.  Information regarding those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, the risks that our strategy to expand into new collectibles and other high value asset markets, such as the diamond and colored gemstone markets, and to offer new services in our existing markets will not be successful in enabling us to improve our profitability or may even cause us to incur losses.  Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2006 which we filed with the Securities and Exchange Commission on September 13, 2006.  Due to such risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future performance based solely on historical financial performance.  We also disclaim any obligation to update forward-looking statements contained in this news release or in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

          Contacts

          Joe Wallace
          Chief Financial Officer
          Collectors Universe
          949-567-1245
          Email: jwallace@collectors.com

          Brandi Piacente
          Investor Relations
          The Piacente Group, Inc.
          212-481-2050
          Email: brandi@thepiacentegroup.com

SOURCE  Collectors Universe, Inc.
          -0-                                        01/19/2007
          /CONTACT:  Joe Wallace, Chief Financial Officer of Collectors Universe, +1-949-567-1245, jwallace@collectors.com; or Investors, Brandi Piacente of The Piacente Group, Inc., +1-212-481-2050, brandi@thepiacentegroup.com, for Collectors Universe, Inc./
          /Web site:  http://www.collectors.com /
          (CLCT)